                                                                     EXHIBIT 4.2

                           GATX FINANCIAL CORPORATION

                          SUPPLEMENTAL INDENTURE NO. 1

                    $165,265,000 6.273% Senior Notes due 2011


         THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of June 22, 2004 (this "Supplemental Indenture"), between GATX FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and JPMORGAN CHASE BANK, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "Base Indenture"), dated as of November 1, 2003 (as supplemented by this Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of one or more series of Securities;

         WHEREAS, Section 9.1(e) of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holders of Securities, enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Base Indenture;

         WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of $165,265,000 principal amount of its 6.273% Senior Notes due 2011 (the "Initial Notes" and, together with any Exchange Notes (as defined below) issued therefor and any Add On Notes (as defined below) (or any Exchange Notes issued therefor), in each case as provided for herein, the "Notes"); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

         NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree as follows:

                                   ARTICLE ONE

       RELATION TO THE BASE INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

         SECTION 1.1 Relation to the Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.



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         SECTION 1.2 Definitions. For all purposes of this Supplemental
Indenture, the following terms shall have the respective meanings set forth in this Section 1.2.

                  "Add On Notes" has the meaning set forth in Section 2.2.

                  "Adjusted Treasury Rate" has the meaning set forth in Section 2.3(e).

                  "Base Indenture" has the meaning set forth in the recitals hereto.

                  "Business Day" has the meaning set forth in Section 2.3(e).

                  "Company" has the meaning set forth in the introductory paragraph hereof.

                  "Comparable Treasury Issue" has the meaning set forth in
         Section 2.3(e).

                  "Comparable Treasury Price" has the meaning set forth in
         Section 2.3(e).

                  "Dealer Managers" means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Calyon Securities (USA) Inc., Harris Nesbitt Corp. and Piper Jaffray & Co.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Act" has the meaning set forth in Section 2.3(a).

                  "Exchange Notes" means the Notes issued in a Registered Exchange Offer for a like principal amount of Initial Notes, Add-On Notes and replacement Notes issued therefor in accordance with the Indenture.

                  "Global Notes" has the meaning set forth in Section 2.4(a).

                  "Indenture" has the meaning set forth in the recitals hereto.

                  "Initial Notes" has the meaning set forth in the recitals hereto.

                  "Institutional Accredited Investor" or "IAI" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
         (7) under the Securities Act.

                  "Issue Date" means June 22, 2004.

                  "Maturity Date" has the meaning set forth in Section 2.3(b).

                  "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

                  "Notes" has the meaning set forth in the recitals hereto, and means any Notes authenticated and delivered pursuant to the Indenture.


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                  "144A Global Note" means a permanent global note in registered form representing the Notes issued to Qualified Institutional Buyers on the Issue Date or transferred to Qualified Institutional Buyers in reliance on Rule 144A.

                  "Participant" means members of, or participants in, the Depositary.

                  "Physical Notes" has the meaning set forth in Section 2.4(d).

                  "Private Placement Legend" means the legend in the form set forth in Exhibit B initially set forth on the Notes.

                  "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144 A.

                  "Quotation Agent" has the meaning set forth in Section 2.3(e).

                  "Reference Treasury Dealer" has the meaning set forth in
         Section 2.3(e).

                  "Reference Treasury Dealer Quotations" has the meaning set forth in Section 2.3(e).

                  "Registered Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Notes.

                  "Registration Agreement" means the Registration Rights Agreement dated as of June 22, 2004, among the Company and the Dealer Managers.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note" means a permanent global note in registered form representing the Notes sold in reliance on Regulation S.

                  "Restricted Note" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Supplemental Indenture" has the meaning set forth in the introductory paragraph hereof.

                  "Trustee" has the meaning set forth in the introductory paragraph hereof.

         SECTION 1.3 Rules of Construction. For all purposes of this Supplemental Indenture, except as expressly provided or unless the context otherwise requires:


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                  (a) capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

                  (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

                  (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (d) in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this Supplemental Indenture shall control.


                                   ARTICLE TWO

                                    THE NOTES

         SECTION 2.1 Title of the Notes. The title of the series of Securities designated hereby is the "6.273% Senior Notes due 2011".

         SECTION 2.2 Limitation on Aggregate Principal Amount. The Notes are initially limited in aggregate principal amount to $165,265,000, except for such Notes authorized and delivered upon registration of transfer of, or in exchange for, or in lieu of other notes, pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture. The Company may, from time to time, without the consent of Holders of the Notes, issue notes ("Add On Notes") under the Indenture in addition, and with identical terms, to the $165,265,000 aggregate principal amount of Notes (other than issue date, issue price and the amount of the first payment of interest). Any such additional notes and the Notes will be treated as a single series for purposes of the Indenture.

         SECTION 2.3 Terms of the Notes.

                  (a) The Global Notes may be exchanged for Notes in certificated form only if (i) the Depositary or any other designated replacement depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 calendar days, (ii) at any time the Company in its sole discretion determines not to have the Notes represented by the Global Notes or (iii) an Event of Default has occurred and is continuing with respect to the Notes.

                  (b) The principal of the Notes is payable on June 15, 2011 (the "Maturity Date").

                  (c) The Notes shall bear interest at an annual rate of 6.273% from June 22, 2004, or from the most recent date on which interest has been paid or provided for, payable semi-annually on June 15 and December 15 of each year commencing December 15, 2004, until the principal of such Notes is paid or made available for payment. The


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         interest so payable will be paid to the person in whose name the Notes are registered at the close of business on the preceding June 1 or December 1, respectively; provided, however, that interest payable on the Maturity Date, or, if applicable, upon redemption, will be payable to the Person to whom the principal of the Notes shall be payable. If the date on which interest is payable is not a Business Day, the interest will be paid on the next following Business Day.

                  (d) Payment of the principal of (and premium, if any, on) and any such interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. JPMorgan Chase Bank is appointed as the Trustee and Paying Agent for the Notes to perform the functions set forth in the Indenture to be performed by such offices.

                  (e) The Notes are redeemable at the option of the Company, in whole or in part at any time and from time to time, at a Redemption Price equal to the greater of:

                     - 100% of the principal amount of the Notes to be redeemed;
            or

                     - the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

         "Business Day" means any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois or New York, New York, are authorized or obligated by law or executive order to close.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.


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         "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for that Redemption
Date.

         "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company.

         "Reference Treasury Dealer" means each of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and their respective successors; provided, however, that if either of the foregoing or their successors shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for it another nationally recognized investment bank that is a Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  (f) The Notes are not subject to a sinking fund.

                  (g) The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000.

                  (h) The entire principal amount of the Notes shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
         Section 5.2 of the Indenture.

                  (i) Additional Amounts will not be payable to the Holders of the Notes.

                  (j) The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, which terms and provisions are hereby expressly made a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted by the Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under the Indenture shall vote and consent together on all matters as one class.

                  (k) Under certain circumstances, the Company may be obligated to pay additional interest to Holders of Notes, all as and to the extent set forth in the Registration Agreement and any registration rights agreement applicable to Add On Notes. The terms thereof are incorporated herein by reference and such additional interest is deemed to be interest for purposes of the Indenture.

         SECTION 2.4 Form and Dating.

         (a) The Notes shall be issued initially in the form of one or more permanent global notes ("Global Notes") in definitive, fully registered form without interest coupons in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the


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Notes represented thereby with the Trustee, at its principal corporate trust office in New York City, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee in the limited circumstances hereinafter provided.

         (b) The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

         (c) Each Note shall be dated the date of its authentication.

         (d) Except as provided in Section 2.3(a) or in connection with transfers to IAIs (who must receive Physical Notes) in accordance with Section 2.5, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes (the "Physical Notes").

         SECTION 2.5 Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Security Registrar shall register the transfer of any Restricted Security, whether or not such Restricted Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Restricted Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date, or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Security Registrar a certificate substantially in the form of Exhibit D hereto;

                  (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Regulation S Global Note, upon receipt by the Security Registrar of the Physical Security and (x) written instructions given in accordance with the Depositary's and the Security Registrar's procedures and (y) a certificate, if required, substantially in the form of Exhibit D hereto, the Security Registrar shall (A) register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred and (B) cancel the Physical Notes so transferred;

                  (iii) if the proposed transferee is an IAI and the Notes to be transferred consist of

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         Physical Notes which after transfer are to be evidenced by a Physical
         Note, upon receipt by the Security Registrar of the Physical Security and (x) written instructions given in accordance with the Depositary's and the Security Registrar's procedures and (y) a certificate, if required, substantially in the form of Exhibit C hereto, the Security Registrar shall (A) register the transfer and reflect on its books and records the date, (B) authenticate and deliver to the transferee IAI a Physical Note in an amount equal to the principal amount of Physical Notes to be transferred and (C) cancel the Physical Notes so transferred;

                  (iv) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note which after transfer is to be evidenced by an interest in the Regulation S Global Note, upon receipt by the Security Registrar of (x) written instructions given in accordance with the Depositary's and the Security Registrar's procedures and (y) a certificate, if required, substantially in the form of Exhibit D hereto, the Security Registrar shall register the transfer and reflect on its books and records the date and a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred; and

                  (v) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note which after transfer is to be evidenced by a Physical Note issued to an IAI, upon receipt by the Security Registrar of (x) written instructions given in accordance with the Depositary's and the Security Registrar's procedures and (y) a certificate, if required, substantially in the form of Exhibit C hereto, the Security Registrar shall (A) register the transfer and reflect on its books and records the date and a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) authenticate and deliver to the transferee IAI a Physical Note in an amount equal to the principal amount of Notes to be transferred.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

                  (i) the Security Registrar shall register the transfer of any Restricted Security, whether or not such Restricted Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Restricted Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date, or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of the Restricted Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of


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         Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Security Registrar of the Physical Security and written instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall (A) register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and (B) cancel the Physical Notes so transferred; and

                  (iii) if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Note, upon receipt by the Security Registrar of written instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall register the transfer and reflect on its books and records the date and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

         (c) Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with the terms of the Indenture, the Trustee shall authenticate one or more Global Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes tendered for acceptance in accordance with the Registered Exchange Offer and accepted for exchange in the Registered Exchange Offer.

         (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Security Registrar or co-Security Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Security Registrar or co-Security Registrar shall deliver only Notes that bear the Private Placement Legend unless
(i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been offered and sold (including pursuant to the Registered Exchange Offer) pursuant to an effective registration statement under the Securities Act.

         (e) General. (i) By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in the Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture.


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                  (ii) The Security Registrar shall retain copies of all
         letters, notices and other written communications received pursuant to this Section 2.5(e). The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                  (iii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global
         Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  (iv) The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1 Ratification. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 3.2 Exchange Notes. Without the consent of any Holders of the Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or modify the Indenture to provide for the issuance of the Exchange Notes.

         SECTION 3.3 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

                                       GATX FINANCIAL CORPORATION



                                       By:  /s/ William J. Hasek
                                          --------------------------------------
                                       Name: William J. Hasek
                                       Title: Vice President and Treasurer




                                       JPMORGAN CHASE BANK,
                                         as Trustee



                                       By:  /s/ James V. Myers
                                          --------------------------------------
                                       Name: James V. Myers
                                       Title: Vice President













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                                    EXHIBIT A

                          Form of Senior Notes due 2011



         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

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No. ______                                                       $______________


                                                               CUSIP ___________

                           GATX FINANCIAL CORPORATION

                           6.273% SENIOR NOTE DUE 2011

         GATX Financial Corporation, a Delaware Corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., the principal sum of _______________________ Dollars ($____________) on June 15, 2011 (the "Maturity Date"), and to pay interest thereon from June 22, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on June 15 and December 15 in each year commencing December 15, 2004, at the rate of 6.273% per annum until the principal hereof is paid or made available for payment.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the June 1 or the December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date, or, if applicable, upon redemption, will be payable to the Person to whom the principal hereof shall be payable; provided further that, if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day.

         Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  June 22, 2004                          GATX Financial Corporation

        (SEAL)                                 By:________________________


Attest:

By:______________________
   Secretary



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.



                                              JPMorgan Chase Bank, as Trustee



                                              By:___________________________
                                                 Authorized Signatory

                           GATX FINANCIAL CORPORATION

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of November 1, 2003, as supplemented by a supplemental indenture dated as of June 22, 2004 (herein called the "Indenture"), between the Company and JPMorgan Chase Bank, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $165,265,000.

         The Securities are redeemable at the option of the Company, in whole or in part at any time and from time to time, at a Redemption Price equal to the greater of

         -    100% of the principal amount of such Securities to be redeemed; or

         - the sum of the present values of the remaining scheduled payments of principal and interest on the Securities (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

         "Business Day" means any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois or New York, New York, are authorized or obligated by law or executive order to close.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for that Redemption Date.

         "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company.

         "Reference Treasury Dealer" means each of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and their respective successors; provided, however, that if either of the foregoing or their successors shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for it another nationally recognized investment bank that is a Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         [THE FOLLOWING TWO PARAGRAPHS SHOULD BE INCLUDED ONLY IN A RESTRICTED SECURITY]

         The holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of June 22, 2004, by and among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Calyon Securities (USA) Inc., Harris Nesbitt Corp. and Piper Jaffray & Co. (the "Registration Rights Agreement"). If (1) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Commission on or prior to the date which is 90 days following the Issue Date, (2) the Exchange Offer Registration Statement is not declared effective by the Commission within 150 days after the Issue Date,
(3) neither the Registered Exchange Offer (as defined in the Registration Rights Agreement) is completed nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the Commission within 180 days after the Issue Date, (4) the Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified in the Registration Rights Agreement, (5) the Exchange Offer Registration Statement has been declared effective by the Commission but ceases to be effective or usable prior to the consummation of the Registered Exchange Offer, (6) the Shelf Registration Statement, if applicable, has been declared effective but ceases to be effective or usable for a period of time that exceeds 60 days in the aggregate in any 12-month period in which it is required to be effective or usable under the Registration Rights Agreement (each such event referred to in clauses (1) through (6), a Registration Default"), the Company shall be obligated to pay additional interest ("Additional Interest") to each Holder of the Securities affected thereby, during the period of one or more such Registration Defaults, at a rate of 0.25% per annum for the 90-day period immediately following the occurrence of a Registration Default, increased by an additional 0.25% per annum thereafter (up to a maximum of 0.50% per annum), on the applicable principal amount of Securities held by such holder until all Registration Defaults have been cured. At any time that all Registration Defaults have been cured, the accrual of Additional Interest will cease.

         The Company shall notify the Trustee and the Paying Agent under the Indenture immediately upon the happening of each and every Registration Default. The Company shall pay the Additional Interest due on the Securities by depositing with the Paying Agent (which may not be the Company for these purposes), in trust, for the benefit of the holders thereof, on the next applicable Interest Payment Date specified by the Indenture and the Securities, sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each applicable Interest Payment Date specified by the Indenture and the Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of all the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         "Global Security" and "Global Securities" means a Security or Securities evidencing all or part of a series of Securities, issued to the Depositary (as hereinafter defined) for such series or its nominee, and registered in the name of such Depositary or its nominee. "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as the Depositary by the Company.

         No holder of any beneficial interest in this Security held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a

Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

         This Security is exchangeable, in whole but not in part, for Securities registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depositary is not appointed by the Company within 90 days, (ii) the Company in its discretion at any time determines not to have all of the Securities of this series represented by one or more Global Security or Securities and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Securities of this series. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities issuable in authorized denominations and registered in such names as the Depositary holding this Security shall direct. Subject to the foregoing, this Security is not exchangeable, except for a Security or Securities of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

         No recourse shall be had for the payment of the principal of (and premium, if any, on) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All capitalized terms used in this Security and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         This Security, including without limitation the obligation of the Company contained herein to pay the principal of (and premium, if any, on) and interest on this Security in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of New York.

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:
                (I) or (we) assign and transfer this Security to


________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

         Your Signature:  ______________________________________________________
                         (Sign exactly as your name appears on the other side of
                          this Security)

         Date:  ________________________________

         Medallion Signature Guarantee:  _____________________________________

[FOR INCLUSION ONLY IF THIS SECURITY BEARS A RESTRICTED SECURITIES LEGEND]



                              Transfer Certificate

         In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1)  [ ] to the Company or a subsidiary thereof; or

(2)  [ ] pursuant to and in compliance with Rule 144A under the Securities Act;
         or

(3) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) [ ] outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) [ ] pursuant to an effective registration statement under the Securities Act; or

(7) [ ] pursuant to another available exemption from the registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

                   [ ] The transferee is an Affiliate of the Company.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered

Holder thereof; provided, however, that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.5 of Supplemental Indenture No. 1 to the Indenture dated June 22, 2004 shall have been satisfied.

Dated: ________________            Signed: _______________________
                                          (Sign exactly as name appears on the
                                          other side of this Security)

Signature
Guarantee:  ____________________________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:   _________________


                                _______________________________________________
                                NOTICE:  To be executed by an executive officer

                                    EXHIBIT B

                        FORM OF PRIVATE PLACEMENT LEGEND

Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUE HEREOF (OR ANY PREDECESSOR SECURITY HEREOF) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY OR A SUBSIDIARY THEREOF, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (A) (1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
(6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
(7) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                                    EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors

                                    [ ], [ ]

JPMorgan Chase Bank
560 Mission Street, 13th Floor
San Francisco, California 94105
Attention: Corporate Trust Administration

Ladies and Gentlemen:

         In connection with our proposed purchase of 6.273% Senior Notes due 2011 (the "Notes") of GATX Financial Corporation, a Delaware corporation (the "Company"), we confirm that:

         1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         3. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



                              Very truly yours,
                              [Name of Transferor]



                              By: _____________________________________________
                              Authorized Signature

                                    EXHIBIT D

                     Form of Certificate To Be Delivered in
               Connection with Transfers Pursuant to Regulation S


                                    [ ], [ ]

JPMorgan Chase Bank
560 Mission Street, 13th Floor
San Francisco, California  94105
Attention:  Corporate Trust Administration

Re: GATX Financial Corporation (the "Company") 6.273% Senior Notes due 2011 (the "Notes")

Ladies and Gentlemen:

         In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a person in the United
States;

         (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

         You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,
                              [Name of Transferor]



                              By: _____________________________________________
                              Authorized Signature






                                      D-2